EXHIBIT 99.3

Offer to Exchange

Shares of Unregistered Common Stock

of

DIANA CONTAINERSHIPS INC.

for

Shares of Registered Common Stock

of

DIANA CONTAINERSHIPS INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM,

NEW YORK CITY TIME, ON                     , 2010 UNLESS THE OFFER IS EXTENDED.

                     2010

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

We have been appointed by Diana Containerships Inc., a Marshall Islands corporation (the “Company”), to act as Exchange Agent in connection with the Company’s offer to exchange shares of unregistered common stock, par value $0.01 per share (“Shares”), for registered shares of its common stock, par value $0.01 per share, upon the terms and subject to the conditions set forth in the Company’s Prospectus dated                     , 2010 (the “Prospectus”), and the related Letter of Transmittal (which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the “Exchange Offer”) enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. Prospectus, dated                     , 2010;

2. Letter of Transmittal for your use in tendering shares in the Exchange Offer and for the information of your clients;

3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Shares and all other required documents are not immediately available or cannot be delivered to BNY Mellon Shareowner Services (the “Exchange Agent”) prior to the Expiration Date (as defined in the Prospectus) or if the procedure for book-entry transfer cannot be completed prior to the Expiration Date;

4. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5. Return envelope addressed to the Exchange Agent.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON                     , 2010, UNLESS THE EXCHANGE OFFER IS EXTENDED.

In all cases the exchange of shares pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Exchange Agent’s account at the Book-Entry Transfer Facility (as defined in the Letter of Transmittal)), (ii) a Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Transmittal Letter) and (iii) any other required documents.

If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the expiration of the Exchange Offer, a tender may be effected by following the guaranteed delivery procedure described in the Prospectus.

The Company will not pay any fees or commissions to any broker, dealer or other person (other than the Exchange Agent) in connection with the solicitation of tenders of Shares pursuant to the Exchange Offer. However, the Company will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be addressed to us at our address and telephone number set forth on the back cover page of the Prospectus.

Very truly yours,

BNY MELLON SHAREOWNER SERVICES

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF THE COMPANY OR THE EXCHANGE AGENT IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.